                                                                     EXHIBIT 2.1


           -----------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                   LYCOS, INC.

                              POD ACQUISITION CORP.

                                  TRIPOD, INC.

                                       AND

                             CERTAIN SHAREHOLDERS OF

                                  TRIPOD, INC.

                                      DATED

                                FEBRUARY 2, 1998


           -----------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I

    THE MERGER.............................................................-1-
    1.1  The Merger........................................................-1-
    1.2  Effective Time....................................................-2-
    1.3  Effect of the Merger..............................................-2-
    1.4  Certificate of Incorporation; By-Laws.............................-2-
    1.5  Directors and Officers............................................-2-
    1.6  Additional Actions................................................-2-

ARTICLE II

    CONSIDERATION; CONVERSION OF SHARES....................................-3-
    2.1  Merger Consideration..............................................-3-
    2.2  Conversion of Shares..............................................-3-
    2.3  Exchange of Certificates..........................................-5-
    2.4  No Fractional Securities..........................................-6-
    2.5  Stock Transfer Books..............................................-6-
    2.6  No Further Ownership Rights in Company Stock......................-6-
    2.7  Adjustment Event..................................................-7-
    2.8  Escrow............................................................-8-
    2.9  Tax Consequences..................................................-8-

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF THE
    COMPANY AND THE PRINCIPAL SHAREHOLDERS.................................-8-
    3.1  Corporate Organization............................................-8-
    3.2  Authorization.....................................................-9-
    3.3  Consents and Approvals; No Violations.............................-9-
    3.4  Capitalization...................................................-10-
    3.5  Financial Statements.............................................-11-
    3.6  Absence of Undisclosed Liabilities...............................-11-
    3.7  Absence of Certain Changes or Events.............................-11-
    3.8  Legal Proceedings, etc...........................................-12-
    3.9  Taxes............................................................-12-
    3.10 Title to Properties and Related Matters..........................-13-
    3.11 Intellectual Property; Proprietary Rights; Employee
         Restrictions.....................................................-14-
    3.12 Contracts........................................................-16-
    3.13 Employees; Employee Benefits.....................................-18-
    3.14 Compliance with Applicable Law...................................-21-


                                       (i)

    3.15 Ability to Conduct the Business.................................-21-
    3.16 Major Customers.................................................-21-
    3.17 Consultants, Sales Representatives and Other Agents.............-22-
    3.18 Accounts Receivable.............................................-22-
    3.19 Insurance.......................................................-22-
    3.20 Bank Accounts; Powers of Attorney...............................-22-
    3.21 Minute Books, etc...............................................-23-
    3.22 Related Person Indebtedness and Contracts.......................-23-
    3.23 Brokers; Payments...............................................-23-
    3.24 Company Action..................................................-23-
    3.25 Disclosure......................................................-23-

ARTICLE IV

    REPRESENTATIONS AND WARRANTIES
    OF THE PRINCIPAL SHAREHOLDERS........................................-24-
    4.1  Authorization etc...............................................-24-
    4.2  Parent Common Stock.............................................-25-

ARTICLE V

    REPRESENTATIONS AND WARRANTIES
    OF THE PARENT AND ACQUISITION........................................-27-
    5.1  Corporate Organization..........................................-27-
    5.2  Authorization...................................................-27-
    5.3  Consents and Approvals; No Violations...........................-28-
    5.4  Capitalization..................................................-28-
    5.5  SEC Reports and Financial Statements............................-29-
    5.6  Absence of Certain Changes......................................-29-
    5.7  Disclosure......................................................-30-
    5.8  Litigation......................................................-30-
    5.9  Due Diligence Investigation.....................................-30-
    5.10 Tax Treatment of Merger.........................................-30-

ARTICLE VI

    CONDUCT OF BUSINESS OF THE COMPANY AND
    THE PARENT PRIOR TO THE EFFECTIVE TIME...............................-30-
    6.1  Conduct of Business of the Company..............................-30-
    6.2  Conduct of Business of the Parent...............................-32-
    6.3  Conduct of Business of Acquisition..............................-32-
    6.4  Other Negotiations..............................................-32-


                                      (ii)

ARTICLE VII

    ADDITIONAL AGREEMENTS.................................................-33-
    7.1   Access to Properties and Records................................-33-
    7.2   Stockholder Approval............................................-33-
    7.3   Reasonable Efforts; etc.........................................-34-
    7.4   Material Events.................................................-34-
    7.5   Registration Statement on Form S-8..............................-34-
    7.6.  Fees and Expenses...............................................-34-
    7.7   Employees.......................................................-35-
    7.8   Board of Directors of the Parent; Observer......................-35-
    7.9   Nasdaq National Market Listing..................................-36-
    7.10  Directors and Officers Indemnification..........................-36-
    7.11  Tripod Brand....................................................-36-
    7.12  Location of Operations..........................................-36-
    7.13  Tax Treatment...................................................-36-

ARTICLE VIII

    CONDITIONS TO THE OBLIGATIONS OF
    THE PARENT AND ACQUISITION............................................-36-
    8.1  Representations and Warranties True..............................-37-
    8.2  Performance......................................................-37-
    8.3  Absence of Litigation............................................-37-
    8.4  Consents.........................................................-37-
    8.5  Additional Agreements............................................-38-
    8.6  Opinion of Hale and Dorr.........................................-38-
    8.7  Delivery of Certificates for Cancellation........................-38-
    8.8  Appraisal Rights.................................................-38-
    8.9  Termination of Agreements........................................-38-
    8.10 Certificate of Merger............................................-39-

ARTICLE IX

    CONDITIONS TO THE OBLIGATIONS OF THE
    COMPANY AND THE PRINCIPAL SHAREHOLDERS................................-39-
    9.1  Representations and Warranties True..............................-39-
    9.2  Performance......................................................-39-
    9.3  Absence of Litigation............................................-39-
    9.4  Consents.........................................................-40-
    9.5  Additional Agreements............................................-40-
    9.6  Opinion of Hutchins, Wheeler & Dittmar...........................-40-
    9.7  Certificate of Merger............................................-40-


                                      (iii)

    9.8   Shares of Parent Common Stock...................................-40-

ARTICLE X

    TERMINATION...........................................................-41-
    10.1  Termination.....................................................-41-
    10.2  Effect of Termination...........................................-41-

ARTICLE XI

    INDEMNIFICATION; SURVIVAL OF
    REPRESENTATIONS AND WARRANTIES........................................-41-
    11.1  Indemnity Obligations of the Holders............................-41-
    11.2  Appointment of Representative...................................-42-
    11.3  Notification of Claims..........................................-42-
    11.4  Duration........................................................-43-
    11.5  Escrow..........................................................-43-
    11.6  No Contribution.................................................-44-

ARTICLE XII

    REGISTRATION RIGHTS...................................................-44-
    12.1   Registration Rights............................................-44-
    12.2   Indemnification................................................-46-
    12.3   Current Public Information.....................................-47-
    12.4   Termination of Registration Rights.............................-48-
    12.5   Transferability of Registration Rights.........................-48-

ARTICLE XIII

    MISCELLANEOUS PROVISIONS..............................................-48-
    13.1  Amendment.......................................................-48-
    13.2  Waiver of Compliance............................................-48-
    13.3  Notices.........................................................-48-
    13.4  Assignment......................................................-50-
    13.5  No Third Party Beneficiaries....................................-50-
    13.6  Public Announcements............................................-50-
    13.7  Brokers and Finders.............................................-50-
    13.8  Counterparts....................................................-50-
    13.9  Headings........................................................-50-
    13.10 Entire Agreement................................................-51-
    13.11 Governing Law...................................................-51-


                                      (iv)

EXHIBITS
--------

     Exhibit A     Voting Agreement
     Exhibit B     Certificate of Merger
     Exhibit C     Form of Letter of Transmittal
     Exhibit D     Escrow Agreement
     Exhibit E     Form of Employment and Non-Competition Agreement
     Exhibit F     Form of Nondisclosure and Inventions Agreement
     Exhibit G     Opinion of Hale and Dorr LLP
     Exhibit H     Opinion of Hutchins, Wheeler & Dittmar
     Exhibit I     Shareholder Letter Agreement

                                      (v)

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated February 2, 1998 by and among Lycos, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), Pod Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), Tripod, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (each a "Principal Shareholder " and, collectively, the "Principal Shareholders").

     WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation and the shareholders of the Company and all holders of options and warrants to purchase capital stock of the Company (collectively, the "Holders") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, the Principal Shareholders and certain other shareholders of the Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as Exhibit A,
                                                                ---------
pursuant to which the Principal Shareholders and such other shareholders have agreed to vote their shares of the Company's capital stock in favor of the Merger and to grant Parent irrevocable proxies to vote such shares.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1 The Merger.  (a)  At the Effective Time (as defined in Section 1.2),
         ----------
and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         (b) Closing.  Unless this Agreement shall have been terminated and the
             -------
transactions herein contemplated shall have been abandoned pursuant to Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date".

      1.2 Effective Time.  As promptly as practicable after the satisfaction or
          --------------
waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL in the form of Exhibit B hereto (the "Certificate of
                                        ---------
Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

      1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; By-Laws.
          -------------------------------------

          (a) Certificate of Incorporation.  Unless otherwise determined by the
              ----------------------------
Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

          (b) By-Laws.  Unless otherwise determined by the Parent prior to the
              -------
Effective Time, the By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

      1.5 Directors and Officers.  The directors of Acquisition immediately
          ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      1.6 Additional Actions.  If, at any time after the Effective Time, the
          ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE II

                      CONSIDERATION; CONVERSION OF SHARES

      2.1 Merger Consideration.  Except as set forth in Section 2.2(f) hereof,
          --------------------
the consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.01 per share ("Company Common Stock"), and shares of each series of the Company's Preferred Stock, par value $.01 per share (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock"), shall consist solely of shares of the Common Stock, par value $.01 per share, of the Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement.

      2.2 Conversion of Shares.
          --------------------

          (a) Conversion of Shares.  Each share of Company Stock  (treating all
              --------------------
shares of Company Preferred Stock has having been converted, as of the Effective Time, into shares of Company Common Stock at the respective conversion ratios therefor) issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Section 262 of the DGCL ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Parent Common Stock as shall be obtained by dividing (A) 1,570,552 (the "Merger Consideration") minus
                                                                         -----
the Expense Shares (as defined in Section 7.6) by (B) the number of Fully Diluted Shares (as hereinafter defined), with the resulting quotient (carried to two decimal places) being referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities (including the Company Preferred Stock) and options (whether vested or unvested) and warrants had been converted or exercised. Subject to Section 2.7, the Exchange Ratio shall not change as a result of fluctuations in the market price of Parent Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares."

         (b) Treasury Shares.  Each share of Company Common Stock held in the
             ---------------
Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

         (c) Stock Options.  At the Effective Time, the outstanding options to
             -------------
purchase an aggregate of 58,731 shares of Company Common Stock (each a "Stock Option") granted under the Company's 1995 Stock Option Plan (the "Company Stock Option Plan"), whether vested or unvested, shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under
Section 422 of the Code), the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the aggregate of that number of shares of Parent Common Stock (based on the Exchange Ratio) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable). The exercise price for such Stock Options shall be the price per share equal to
(x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Options assumed by Parent pursuant to this Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this
Section 2.2(c) shall comply with Section 424(a) of the Code.

     (d) Warrants.  At the Effective Time, each outstanding warrant to purchase
         --------
Company Stock (each, a "Warrant" and collectively the "Warrants") shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any of Warrants (unless further action may be required by the terms of any of the Warrants), be assumed by Parent and each Warrant assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Warrants, except that (A) each such Warrant shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Stock subject to such Warrant would be converted under Section 2.2(a) and (B) the exercise price per share of Parent Common Stock shall be equal to (x) the aggregate exercise price for the Company Stock subject to such Warrant in effect immediately prior to the Effective Time divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Warrant (the exercise price per share, so determined, being rounded down to the nearest full cent). From and after the Effective Time, all references to the Company in the warrant agreement underlying the Warrants shall be deemed to refer to Parent. Parent further agrees that if required under the terms of the Warrants it will execute a supplemental agreement with the holders of the Warrants to effectuate the foregoing. No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Warrants assumed by Parent pursuant to this Section 2.2(d) shall be referred to in this Agreement as the "Warrant Shares."

          (e) Acquisition Shares.  Each share of common stock, par value $0.01
              ------------------
per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

          (f) Dissenting Shares.  Any Dissenting Shares shall be converted into
              -----------------
the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to
Section 262 of the DGCL; provided, however, Shares that are Dissenting Shares at
                         --------  -------
the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 262 of the DGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section
2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 262 of the DGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

      2.3 Exchange of Certificates.
          ------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates (the "Certificates") which represented shares of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Parent, and receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares (as defined below)) into which the Company Common Stock or Company Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of Exhibit C attached hereto. Until surrendered, each
                           ---------
outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock or Company Preferred Stock have been converted but shall, subject to applicable appraisal rights under the DGCL and Section 2.2(f), have no other rights. Subject to appraisal rights under the DGCL and
Section 2.2(f), from and after the Effective Time, the holders of shares of Company Common Stock or Company Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock have been converted.

          (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent or the Company shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

      2.4 No Fractional Securities.  No fractional shares of Parent Common Stock
          ------------------------
shall be issuable by the Parent upon the conversion of shares of Company Common Stock or the Company Preferred Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price (as defined below).

      2.5 Stock Transfer Books.  At the Effective Time, the stock transfer books
          --------------------
of the Company shall be closed, and there shall be no further registration of transfers of Company Stock or Company Preferred Stock thereafter on the records of the Company.

      2.6 No Further Ownership Rights in Company Stock.  The Merger Shares
          --------------------------------------------
delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

      2.7 Adjustment Event.  (a)  In the event that at the Effective Time the
          ----------------
Closing Market Price (as defined below) is greater than $44.83 or less than $36.68, then the number of shares of Parent Common Stock constituting the Merger Consideration shall be adjusted as follows:

               (i) If the Closing Market Price is greater than $44.83, then the number of shares of Parent Common Stock constituting the Merger Consideration shall be reduced to an amount obtained by dividing (A) the product of (x) 1,570,552 multiplied by (y) $44.83 by (B) the Closing Market Price.

               (ii) If the Closing Market Price is less than $36.68, then the number of shares of Parent Common Stock constituting the Merger Consideration shall be increased to an amount obtained by dividing (A) the product of (x) 1,570,552 multiplied by (y) $36.68 by (B) the Closing Market Price.

               (iii) Upon any adjustment to the Merger Consideration under clause (i) or (ii) above, the Exchange Ratio shall be adjusted to an amount obtained by dividing the Merger Consideration, as adjusted as provided in clause
(i) or (ii) above, minus the Expense Shares (as defined in Section 7.6), by the
                   -----
number of Fully Diluted Shares.

               (iv) For purposes of this Agreement, the term "Closing Market Price" shall mean the average of the last quoted sale price for shares of Parent Common Stock on The Nasdaq National Market for each of the twenty trading days preceding the third trading day prior to the Effective Time.

          (b) If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company. In addition, during the period beginning on the date of this Agreement and ending on the earlier of the termination of this Agreement and the Effective Time, Parent shall not, without the prior written consent of the Company, declare or pay any dividend or distribution on Parent Common Stock unless prior thereto either (i) Parent shall have provided that holders of Company Stock, upon the Effective Time, shall receive such dividend or distribution to the same extent they would have had their shares of Company Stock been converted into shares of Parent Common Stock immediately prior to the record date of any such dividend or distribution, or (ii) Parent and the Company shall have mutually agreed upon an adjustment of the Exchange Ratio to fully reflect the effect of any such dividend or distribution.

      2.8 Escrow.  At the Effective Time, Parent will deposit in escrow
          ------
certificates representing ten percent (10%) of the Merger Shares (which shall reduce on a pro rata basis the Merger Shares otherwise issuable to the Holders of Company Stock under Section 2.2(a)) registered in the name of State Street Bank and Trust Company, as Escrow Agent, and instruments or other documentation representing Stock Options to purchase ten percent (10%) of the Option Shares and Warrants to purchase ten percent (10%) of the Warrant Shares issuable to each Holder under Section 2.2(c) or 2.2(d), as the case may be (collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement ") in the form of Exhibit D attached
                                                          ---------
hereto.

      2.9 Tax Consequences.  For Federal income tax purposes, the Merger is
          ----------------
intended to constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                    COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The Company and each of the Principal Shareholders jointly and severally represent and warrant to the Parent and Acquisition as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules, but only to the extent that the relevance of such information to such other section is readily apparent in the section of the Disclosure Schedules on which such information is disclosed. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality

      3.1 Corporate Organization.  (a) The Company is a corporation duly
          ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Tripod Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Certificate of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Certificate of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Tripod Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company; provided, however, that a Tripod Material Adverse Effect shall not include any adverse effect following the date of this Agreement that is attributable to the Merger or the announcement of the Merger or that is due to any material economic downturn in the Internet industry or any material national economic downturn.

      3.2 Authorization.  The Company has full corporate power and authority to
          -------------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the approval of this Agreement and the transactions contemplated hereby by the Holders which will be obtained in the manner set forth in Section 7.2 hereof and the filing of the Certificate of Merger pursuant to the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

      3.3 Consents and Approvals; No Violations.  Subject to the filing of the
          -------------------------------------
Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Tripod Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. Without limiting the generality of clause (ii) above, except for the finder's agreements described in Section 13.7 hereof, neither the Company nor any of the Holders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

      3.4 Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, of which 84,720 shares are issued and outstanding and 500,000 shares of Company Preferred Stock, of which 27,000 shares of Series A Convertible Preferred Stock, 26,500 shares of Series B Convertible Preferred Stock, 15,525 shares of Series C Convertible Preferred Stock, 40,669 shares of Series D Convertible Preferred Stock and 199,203 shares of Series E Convertible Preferred Stock are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record ownership of the issued and outstanding shares of Company Stock. All of the issued and outstanding shares of Company Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in
Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

          (b) The Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

      3.5 Financial Statements.  Attached hereto as Schedule 3.5 are the balance
          --------------------
sheets of the Company as of December 31, 1997, October 31, 1997, December 31, 1996, and December 31, 1995 and the statements of income and statements of cash flows of the Company for the fiscal years or periods then ended, including the notes thereto (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be expressly indicated therein or on the face of the schedules or notes to such Financial Statements) during the periods covered thereby and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

      3.6 Absence of Undisclosed Liabilities.  Except (i) as set forth or
          ----------------------------------
reserved against in the balance sheet of the Company dated as of October 31, 1997, included in the Financial Statements (the "Balance Sheet"), (ii) for obligations incurred since October 31, 1997 in the ordinary course of business, which are not individually or in the aggregate, material in amount, and (iii) as set forth in Schedule 3.6, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

      3.7 Absence of Certain Changes or Events.  Except as set forth in Schedule
          ------------------------------------
3.7, since October 31, 1997, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 3.7 hereto, since October 31, 1997, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Tripod Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than shares of Company Common Stock issued upon exercise of employee stock options; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit

Plan (as that term is hereinafter defined); or (xi) entered into any agreement to do any of the foregoing.

      3.8 Legal Proceedings, etc.  Except as set forth in Schedule 3.8 hereto,
          -----------------------
there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company or its properties, assets or business or, to the best knowledge of the Company or any Principal Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company or any Principal Shareholder, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

      3.9 Taxes.
          -----

          (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, or will duly and in a timely manner file, all material Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it or which are required to be filed by it on or prior to the Effective Time, and have in a timely manner paid (or will in a timely manner pay) all material Taxes which are (or will be) due for all periods ending on or before the Effective Time, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations.
The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

          (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable that are being contested in good faith in appropriate proceedings.

           (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

           (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of
Section 341(f) of the Code.

           (e)  None of the Holders is a foreign person within the meaning of
Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

           (f) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

           (g) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and none of them has any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

           (h) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

      3.10 Title to Properties and Related Matters.  (a) Except as set forth
           ---------------------------------------
on Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since October 31, 1997), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

             (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the lease referred to in
Schedule 3.10(d).

             (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of December 31, 1997, in each case of $10,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations, except as would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined).

             (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such lease; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

      3.11   Intellectual Property; Proprietary Rights; Employee Restrictions.
             ---------------------------------------------------------------
(a) The Company has disclosed in Schedule 3.11 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Company in the Company's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites (including www.tripod.com) and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by the Company held by any employee, officer or consultant are owned by the Company by operation of law or have been validly assigned to the Company. The Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others, except as would not have a Tripod Material Adverse Effect or result in a liability, fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe or may infringe any Intellectual Property Rights of such person.

          The Company has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's trade secrets and other confidential information and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the best knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the best knowledge of the Company and the Principal Shareholders, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the best knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

          The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Principal Shareholders' best knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the

Principal Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

          Neither the Company nor, to the best knowledge of the Company and the Principal Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this Section 3.11, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by the Company, inventions, trade dress, logos and designs.

          (b) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted other than any franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate.

    3.12  Contracts.  (a)  Except as set forth in Schedule 3.12(a) (or in
          ---------
Schedule 3.10(d) or Schedule 3.13(a)), the Company is not a party to, or subject to:

                 (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $25,000;

                 (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                 (iii) any guaranty issued by the Company;

                 (iv) any contract, arrangement or understanding relating to the acquisition, issuance or transfer of any securities;

                 (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or

Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

                 (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                 (vii) any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                 (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $25,000 per year;

                 (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

                 (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 3.12(a).

           (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such contract; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and
(iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

           (c) Except as set forth in Schedule 3.12(c), all indebtedness of the Company and its Subsidiaries for monies borrowed by the Company is prepayable at any time at the option of the Company, without premium or penalty.

           (d) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

     3.13  Employees; Employee Benefits.
           ----------------------------

           (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1996 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents.
Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a) or as contemplated by Section 7.6 of this Agreement, there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth an Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company or any Principal Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since October 31, 1997, the Company has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

           (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, except as would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate, and there have been no claims made or, to the best knowledge of the Company or any Principal Shareholder, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in
Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Principal Shareholder, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Principal Shareholders, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

          (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

          (d) Except as set forth on Schedule 3.13(d) and except for such failures as may be corrected without resulting in a Tripod Material Adverse Effect or a fine or penalty in excess of $10,000 individually or in the aggregate, , each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements of Section 401(a) of the Code meets such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan; no Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS,
(iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

          (e) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multiemployer plan," within the meaning of
Section 3(37) of ERISA; no Benefit Plan or similar benefit plan of any Common Control Entity has been subject to Title IV of ERISA; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to any Benefit Plan; and no assets of the Company are subject to a lien under Sections 4064 or 4068 of ERISA. Except as indicated on Schedule 3.13(e), the Company has no obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. Except as disclosed in Schedule 3.13(e), the Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

          (f) Except as set forth on Schedule 3.13(f), none of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions," within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA that would have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate; none of the Benefit Plans are subject to Section 412 of the Code; each Benefit Plan has, in all material respects, been administered to date in compliance in all material respects with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company or any Principal Shareholder, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company or any Shareholder, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been the subject of a order or investigation or examination by a governmental agency and there are no matters pending before the IRS, the Department of Labor, the PBGC or any other domestic or, to the best knowledge of the Company or any Principal Shareholder, foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan; and there has been and will be no "excess parachute payment" (as that term is defined in Section 28OG(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

      3.14     Compliance with Applicable Law.   Except as set forth in
               ------------------------------
Schedules 3.13 and 3.14, the Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation which would not have a Tripod Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company or any Principal Shareholder, is there any inquiry, investigation or proceedings relating thereto.

      3.15     Ability to Conduct the Business.  There is no agreement,
               -------------------------------
arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof, except where the prevention of such use will not have a Tripod Material Adverse Effect. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby.
The Company has not received any notice of, and to the best knowledge of the Company or any Principal Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

      3.16     Major Customers.  Schedule 3.16 sets forth a complete and correct
               ---------------
list of the ten largest customers of the Company, in terms of revenue recognized in respect of such customers during the fiscal year ended December 31, 1997, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in Schedule 3.16, to the best knowledge of the Company or any Principal Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in Schedule 3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

      3.17     Consultants, Sales Representatives and Other Agents.  Schedule
               ---------------------------------------------------
3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has received compensation in excess of $25,000 in respect of the fiscal year beginning January 1, 1997, and ending December 31, 1997, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ended December 31, 1997. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

      3.18     Accounts Receivable.  All accounts receivable of the Company and
               -------------------
the Subsidiaries (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 3.18, are owned by the Company free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after October 31, 1997, are accurately and fairly reflected in the books and records of the Company. The reserves for bad debts reflected on the Balance Sheet and in the balance sheet included in the Financial Statements are adequate and were calculated in accordance with generally accepted accounting principles consistent with past practice.

      3.19     Insurance.  Schedule 3.19 hereto is a true and complete list of
               ---------
all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

      3.20     Bank Accounts; Powers of Attorney.  Schedule 3.21 sets forth a
               ---------------------------------
complete and correct list showing:

                     (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                     (ii) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

      3.21     Minute Books, etc.  The minute books, stock certificate book and
               ------------------
stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

      3.22     Related Person Indebtedness and Contracts.  Schedule 3.22 sets
               -----------------------------------------
forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Holders;
(ii) the spouses and children of any of the Holders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Holders or by any of their respective near relatives.

      3.23     Brokers; Payments.  Except for Morgan Stanley & Co. Incorporated
               -----------------
("MS&Co."), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Principal Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.4) with parties other than Parent. No valid claim exists against the Company or the Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

      3.24     Company Action.  The Board of Directors of the Company, by
               --------------
unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for their approval and resolved to recommend that the Company's shareholders vote favor of the approval of this Agreement and the Merger.

      3.25     Disclosure.  No representation or warranty by the Company or the
               ----------
Principal Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement by the Company or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL SHAREHOLDERS

      4.1 Authorization etc.  Each of the Principal Shareholders represents and
          ------------------
warrants, severally, to the Parent and Acquisition as follows:

            (i) such Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock, Stock Options and/or Warrants set forth opposite such Shareholder's name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder; (ii) such Shareholder shall (A) concurrently with such Shareholder's execution and delivery of this Agreement, execute and deliver to Parent the Voting Agreement in the form of Exhibit A hereto pursuant to which
                                              ---------
Shareholder agrees to vote all shares of capital stock owned by such Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver to the Parent certificates representing all shares of Company Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);
(iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and (iv) the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Stock held by such Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such the shares of Company Stock held by such Shareholder may be bound.

      4.2 Parent Common Stock.
          -------------------

      Each Principal Shareholder severally acknowledges, represents and warrants to the Parent and Acquisition as follows:

          (i) The Shareholder understands that the shares of Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that the Parent is relying upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions. The information contained in the Investor Questionnaire executed by such Shareholder and delivered to Parent in connection with this Agreement is accurate, complete and correct.

          (ii) The Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

          (iii) The Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

          (iv) The Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

          (v) The Shareholder understands that the shares of the Parent Common Stock to be received by the Principal Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder. The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

          (vi) The Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

          (vii) The certificate(s) evidencing the shares of the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND ACQUISITION

      The Parent and Acquisition jointly and severally represent and warrant to the Company and the Principal Shareholders that:

      5.1 Corporate Organization.  Each of the Parent and Acquisition is a
          ----------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Lycos Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Lycos Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

      5.2 Authorization.  Each of the Parent and Acquisition has full corporate
          -------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

      5.3 Consents and Approvals; No Violations.  Subject to the filing of
          -------------------------------------
Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Lycos Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Lycos Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Lycos Material Adverse Effect.

      5.4 Capitalization.  (a) The authorized capital stock of the Parent
          --------------
consists of 40,000,000 shares of Parent Common Stock, of which 14,470,313 shares are issued and outstanding as of January 30, 1998 and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's 1995 Stock Option Plan, 1996 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 1996 Employee Stock Purchase Plan, all of which are identified on Schedule 5.4 (collectively, the "Stock Option Plans"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plans) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

          (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

      5.5 SEC Reports and Financial Statements.  The Parent has heretofore
          ------------------------------------
delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since August 1, 1997 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). The Exchange Act Filings constitute all of the documents required to be filed by the Parent under the Exchange Act with the SEC since such date. As of their respective dates, the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial position, for the fiscal year ended July 31, 1997 and earlier years) for the periods then ended. The unaudited financial statements included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

      5.6 Absence of Certain Changes.  Since July 31, 1997, the business of the
          --------------------------
Parent has been conducted in the ordinary course and consistent with past practice. Except as set forth in

Schedule 5.6 or in the Exchange Act Filings filed before the date hereof, since July 31, 1997, there has been no Lycos Material Adverse Effect.

      5.7  Disclosure.  No representation or warranty by the Parent or
           ----------
Acquisition contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

      5.8  Litigation.  There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion, that would have a Lycos Material Adverse Effect, nor, to the best knowledge of the Parent, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have a Lycos Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

      5.9  Due Diligence Investigation.  The Parent is knowledgeable about the
           ---------------------------
industry in which the Company operates and is experienced in the acquisition and management of businesses. The Parent has conducted a full due diligence investigation of the Company and has received answers to all inquiries it has made regarding the Company.

      5.10 Tax Treatment of Merger.  Neither the Parent nor any of its
           -----------------------
Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS OF THE COMPANY AND
                    THE PARENT PRIOR TO THE EFFECTIVE TIME

      6.1  Conduct of Business of the Company.  During the period commencing on
           ----------------------------------
the date hereof and continuing until the Effective Time, the Company and each of the Principal Shareholders agree that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

           (a) will carry on its business only in the ordinary course and consistent with past practice;

           (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

          (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

          (d) will not amend its Certificate of incorporation or By-Laws;

          (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

          (f) will not combine, split or otherwise reclassify any shares of its capital stock;

          (g) will not form a Subsidiary;

          (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

          (i) will not (i) make any capital expenditures individually in excess of $10,000 or in the aggregate in excess of $25,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

          (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to the Parent) or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

          (k) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company, any Subsidiary or any of the Principal Shareholders), any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its Subsidiaries or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a Tripod Material Adverse Effect;

          (l) will use its commercially reasonable best efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

          (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or any of the Subsidiaries, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $25,000 in the aggregate.

      6.2 Conduct of Business of the Parent.  During the period commencing on
          ---------------------------------
the date hereof and continuing until the Effective Time, the Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:

          (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

          (b) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Parent or any Parent Subsidiary), any claim, action, suit, proceeding or investigation against, relating to or involving the Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby; and

          (c) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries.

          (d) will not take any action or cause its Subsidiaries to take any action which could cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

      6.3 Conduct of Business of Acquisition.  During the period commencing on
          ----------------------------------
the date hereof and continuing until the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

      6.4 Other Negotiations.  Neither the Company nor any Principal Shareholder
          ------------------
will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the

Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      7.1 Access to Properties and Records.  Between the date of this Agreement
          --------------------------------
and the Effective Time, the Company (with respect to itself and the Subsidiaries) will provide the Parent and its accountants, counsel and other authorized advisors, with reasonable access, during business hours, to its premises and properties and its books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to Parent and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as Parent shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent until the consummation of the Merger.

      7.2 Stockholder Approval.  (a) Prior to the Effective Time and at the
          --------------------
earliest practicable date following the date hereof, but in no event later than three business days after the date hereof, the Company will solicit written consents from its shareholders seeking approval of this Agreement, the Merger and related matters. In soliciting such written consent, the Board of Directors of the Company will recommend to the shareholders of the Company that they approve this Agreement and the Merger and the Company and the Board of Directors shall use their best efforts to obtain the approval of the shareholders of the Company entitled to vote on or consent to this Agreement and the Merger in accordance with the DGCL and the Company's Certificate of Incorporation. In soliciting the written consent of shareholders, the Company will deliver to each shareholder as soon as reasonably practicable an information statement (the "Information Statement") substantially the form delivered to Parent on the date hereof. The Information Statement prepared by the Company in the form approved by Parent shall be in such form and contain such information that is intended to permit compliance by the Parent with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Parent Common Stock in the Merger.

          (b) Within three business days after the execution of this Agreement, the Company will distribute the Information Statement to the shareholders of the Company. As promptly as practicable after the date of this Agreement, the Company and the Parent will prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Filings"). The Information Statement and the Filings will comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or any Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of the Company, such amendment or supplement. The Information Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger.

          (c) The Principal Shareholders each severally agree to vote their shares of the capital stock of the Company for the approval and adoption of this Agreement and the Merger. The Principal Shareholders each severally agree that they (i) shall not dispose of or in any way encumber said shares prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

      7.3  Reasonable Efforts; etc.  Subject to the terms and conditions herein
           ------------------------
provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

      7.4  Material Events.  At all times prior to the Effective Time, each
           ---------------
party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX he reof.

      7.5  Registration Statement on Form S-8.  As promptly as practicable
           ----------------------------------
following the Effective Time, but in no event later than the twentieth business day following the Effective Time, the Parent shall cause to be filed with the SEC, if necessary, one or more Registration Statements on Form S-8 covering the shares of Parent Common Stock issuable pursuant to the arrangements described in
Section 2.2(c) hereof.

      7.6. Fees and Expenses.  The parties hereto shall bear and pay all of
           -----------------
their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that the Holders shall be responsible for all the fees, costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby and such fees, costs and expenses shall be deemed to be expenses of the Holders and paid by the Holders, provided that, upon the consummation of the Merger, the Company shall be permitted to pay up to $1,400,000 of such fees, costs and expenses, provided, further that the amount of such fees, costs and expenses in excess of $850,000 (the "Excess Amount") shall reduce the number of shares of Parent Common Stock constituting the Merger Shares by an amount equal to the Excess Amount divided by the last quoted sale price for shares of Parent Common Stock on The Nasdaq National Market for the fourth trading day prior to the Effective Time. All invoices relating to the fees, costs and expenses which may be paid by the Company shall be delivered to the Parent at least three business days prior to the Closing so as to enable Parent to calculate the Expense Shares and the Exchange Ratio.

      7.7 Employees.  Parent shall offer employment with the Parent or the
          ---------
Company to all employees of the Company at the Effective Time, subject to each employee signing the applicable agreement referred to in Section 8.5 (i) or
(ii). Employees of the Company at the Effective Time will be provided with benefit plans by the Surviving Corporation or Parent which in the aggregate are no less favorable to such employees than those provided from time to time by Parent and its Subsidiaries to similarly situated employees, with appropriate adjustments to give effect to the cost of living in the region where such employee works. If any employee of the Company becomes a participant in any employee benefit plan, program, policy or arrangement of Parent, such employee shall be given credit for all service prior to the Effective Time with the Company to the extent permissible under such plan, program, policy or arrangement.

      7.8 Board of Directors of the Parent; Observer.  (a) The Parent agrees to
          ------------------------------------------
use its best efforts to cause its Board of Directors, at the first meeting of its Board of Directors following the Effective Time, to increase the Board of Directors from four members to five members and, to fill the vacancy created by such increase, to elect Richard Sabot to the class of Directors whose term expires at the first Annual Meeting of the Parent's stockholders held after the Parent's fiscal year ending July 31, 2000 (the "2000 Annual Meeting"). Such person shall be entitled to serve as a Director until the earlier of the 2000 Annual Meeting or the date on which either Bo Peabody or Richard Sabot ceases being an employee of the Company, provided that such Director shall be entitled to serve until the first anniversary of the Effective Time. If such person is not entitled to continue as a Director prior to the 2000 Annual Meeting, then, if requested by Parent, he agrees to promptly resign as a Director.

          (b) So long as Mr. Sabot is entitled to serve as a Director under
Section 7.8(a), the Parent agrees to permit Bo Peabody to attend all meetings of the Board of Directors in a non-voting, observer capacity; provided, however, that Parent reserves the right to exclude such person from access to any material or meeting or portion thereof if Parent believes that such exclusion is reasonably necessary to preserve attorney-client privilege, to protect confidential or proprietary information or for other similar reasons.

      7.9   Nasdaq National Market Listing.  Parent shall cause the shares of
            ------------------------------
Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq National Market.

      7.10  Directors and Officers Indemnification.  The Certificate of
            --------------------------------------
Incorporation of Acquisition shall include exculpatory and indemnification provisions substantially identical to those now existing in the Certificate of Incorporation of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time and except that the Surviving Corporation shall not be required to indemnify, defend or hold harmless any director or officer of the Company prior to the Effective Time with respect to claims, losses or liabilities arising from or relating to the Company's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      7.11  Tripod Brand.  Parent intends to maintain the Tripod brand, but in
            ------------
any event shall continue to maintain the Tripod brand for such period following the Effective Time as the Board of Directors of Parent deems appropriate.

      7.12  Location of Operations.  Parent intends to maintain the Company's
            ----------------------
operations in Williamstown, Massachusetts, but in any event shall continue to maintain the Company's operations in Williamstown, Massachusetts for a period of not less than one year following the Effective Time so long as the Company's existing facility continues to be made available to the Company on substantially the same terms and conditions as set forth in the Lease Agreement listed on
Schedule 3.10(d).

      7.13  Tax Treatment.  Each of the Parent, Acquisition, any Subsidiary of
            -------------
the Parent, the Company and the Principal Shareholders shall use their reasonable commercial efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Parent and its Subsidiaries will not take, or cause the Company to take, any action after the Effective Time which will cause the Merger to fail to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

     The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition in their sole discretion):

      8.1 Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Company and of each of the Principal Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President and the Controller of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Shareholder.

      8.2 Performance.  The Company and each of the Principal Shareholders shall
          -----------
have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each of the Principal Shareholders shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Shareholders on or before the Closing Date.

      8.3 Absence of Litigation.  No statute, rule or regulation shall have been
          ---------------------
enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company and the Subsidiaries taken as a whole.

      8.4 Consents.  All approvals, consents, waivers and authorizations
          --------
required to be obtained by the Company or any Principal Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

      8.5 Additional Agreements.  Parent shall have the following
          ---------------------
agreements:

          (i) the Employment and Non-Competition Agreement in the form of Exhibit E hereto, duly executed by each of Richard Sabot, Bo Peabody, Kara
---------
Berklich, Paul Debraccio, Bruce Ludemann, Tung Pham, Margaret Stewart, Scott Walker, Don Zeraski and Ethan Zuckerman;

          (ii) the Nondisclosure and Development Agreement in the form of Exhibit F hereto, duly executed by each employee of the Company who is not
---------
required to execute an Employment Agreement;

          (iii)    the Escrow Agreement annexed as Exhibit D hereto, duly
                                                   ---------
executed by Peter J. Barris, as Representative of the Holders under such Escrow Agreement (and countersigned by holders of at least 95% of the outstanding Company Stock, holders of at least 95% of outstanding Stock Options and holders of at least 95% of outstanding Warrants where required on the addendum thereto), together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the holders with respect to such holder's portion of the Escrow Shares;

          (iv) Resignations of all directors of the Company, effective as of the Effective Time; and

          (v) the letter agreement in the form of Exhibit I duly executed by
                                                  ---------
holders of at least 95% of the outstanding shares of Company Stock, holders of at least 95% of outstanding Stock Options and holders of at least 95% of outstanding Warrants who are not parties to this Agreement (the "Shareholder Letter Agreement").

      8.6 Opinion of Hale and Dorr.  The Company shall have delivered to the
          ------------------------
Parent an opinion of Hale and Dorr LLP, counsel to the Company and the Shareholders, in substantially the form attached as Exhibit G hereto.
                                                   ----------

      8.7 Delivery of Certificates for Cancellation.  The share certificates
          -----------------------------------------
representing at least 95% of the issued and outstanding shares of Company Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

      8.8 Appraisal Rights.  The holders of at least 95% of the issued and
          ----------------
outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 5% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

      8.9 Termination of Agreements.  The following agreements between the
          -------------------------
Company and certain of its shareholders shall have been terminated, effective no later than the Effective Time: (i) the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of

May 15, 1997 among the Company and the other parties named therein, (ii) the Amended and Restated Registration Rights Agreement dated as of May 15, 1997 among the Company and the other parties named therein, (iii) the Second Amended and Restated Company Right of First Refusal Agreement dated as of May 15, 1997 among the Company and the other parties named therein, (iv) the Amended and Restated Stockholders' Voting Agreement dated as of May 15, 1997 among the Company and the other parties named therein, and (v) each Preferred Stock Purchase Agreement relating to the purchase of shares of Company Preferred Stock.

      8.10     Certificate of Merger.  The Company shall have executed and
               ---------------------
delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

                                  ARTICLE IX

                     CONDITIONS TO THE OBLIGATIONS OF THE
                    COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

      9.1 Representations and Warranties True.  The representations and
          -----------------------------------
warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

      9.2 Performance.  Each of the Parent and Acquisition shall have performed
          -----------
and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

      9.3 Absence of Litigation.  No statute, rule or regulation shall have been
          ---------------------
enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or the Parent Subsidiaries which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and the Parent Subsidiaries taken as a whole.

      9.4 Consents.  All approvals, consents, waivers and authorizations
          --------
required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

      9.5 Additional Agreements.  The Parent shall have executed and delivered
          ---------------------
(and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

          (i) the Employment and Non-Competition Agreements referred to in
Section 8.5(i) hereof;

          (ii)  the Nondisclosure and Inventions Agreements referred to in
Section 8.5(ii) hereof;

          (iii) the Escrow Agreement referred to in Section 8.5(iii) hereof, together with counterparts signed by the escrow agent named therein.

      9.6 Opinion of Hutchins, Wheeler & Dittmar.  The Parent shall have
          --------------------------------------
delivered to the Company an opinion of Hutchins, Wheeler & Dittmar in substantially the form annexed as Exhibit H hereto.
                                  ---------

      9.7 Certificate of Merger.  The Parent and Acquisition shall have executed
          ---------------------
and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of the State of the State of Delaware in connection with the Merger.

      9.8 Shares of Parent Common Stock.  Subject to the deposit into escrow of
          -----------------------------
shares of Parent Common Stock contemplated under Section 2.8, at the Closing the Parent shall deliver to the Principal Shareholders the shares of Parent Common Stock issuable to the Principal Shareholders pursuant to Section 2.2(a) hereof.

                                   ARTICLE X

                                  TERMINATION

      10.1  Termination.  This Agreement may be terminated at any time prior
            -----------
to the Effective Time:

            (a) by the mutual written consent of the Company and the Parent;

            (b) by either the Company or the Parent

                (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                (ii) if the Effective Time shall not have occurred on or before March 15, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement or the Voting Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

            (d) by the Parent, if any of the conditions specified in Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

      10.2  Effect of Termination.  In the event of termination of this
            ---------------------
Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.6, 13.6 and 13.7 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                  ARTICLE XI

                         INDEMNIFICATION; SURVIVAL OF
                        REPRESENTATIONS AND WARRANTIES

      11.1  Indemnity Obligations of the Holders.  Each of the Holders hereby
            ------------------------------------
jointly and severally agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized or to be realized by Parent (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of the Company or the Holders which is contained in this Agreement or the Shareholder Letter Agreement or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to the terms and conditions of this Agreement or the Shareholder Letter Agreement.

      11.2     Appointment of Representative.  Each of the Holders hereby
               -----------------------------
appoints Peter J. Barris as such Holder's exclusive agent to act on such Holder's behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Holders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Holders, as fully as if the Holders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Parent and its representatives regarding such claims, dealing with the Parent and the Escrow Agent under the Escrow Agreement referred to in Sections 8.5 and
9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Parent and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Holders.

      11.3     Notification of Claims.  Subject to the provisions of Section
               ----------------------
11.4 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, Parent shall provide the Representative (on behalf of the indemnifying parties) with prompt written notice of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative as the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and, if he so elects to control such defense, settlement, adjustment or compromise, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, to be paid from amounts held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. Unless the Representative elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third-Party Claim; provided, however, that Parent may not effect the settlement, adjustment or
--------  -------
compromise of any such Third-Party Claim without the consent of the Representative, which consent shall not be unreasonably withheld. In the event that the Representative has consented to any such settlement, adjustment or compromise, the Representative shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Representative shall have the right to settle, adjust, or compromise any Third-Party Claim, the defense of which is controlled by the Representative, using amounts held in escrow; provided, however, that, unless the settlement, adjustment or compromise
--------  -------
involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of Parent, the Company and their respective affiliates, the Representative may not effect the settlement, adjustment, compromise or satisfaction of any such Third-Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. Parent's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

      11.4     Duration.  Except as otherwise provided in this Agreement, all
               --------
representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the relevant expiration date set forth below, the representations and warranties of the Company and the Holders contained in this Agreement and the Shareholder Letter Agreement shall expire on the first anniversary of the Closing Date. To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement or the Shareholder Letter Agreement pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim.

      11.5     Escrow.  At the Effective Time, ten percent (10%) of the Merger
               ------
Shares and instruments or other documentation representing Stock Options to purchase ten percent (10%) of the Option Shares and Warrants to purchase ten percent (10%) of the Warrant Shares (collectively, the "Escrow Shares") shall be delivered to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent") to be held for a period ending on the first anniversary of the Closing Date. Parent may make a claim for any Losses indemnified hereunder until the first anniversary of the Closing Date. The Escrow Shares shall be held and disbursed by the Escrow

Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit D. Except with respect to claims based on fraud committed by the Company
---------
or any Holder which are not limited, if the Closing occurs, Parent agrees that Parent's sole and exclusive remedy and recourse against each of the Holders under this Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of the Company or the Holders which is contained in this Agreement or the Shareholder Letter Agreement or any Schedule or certificate delivered pursuant hereto or thereto or any breach or nonfulfillment of, or any failure to perform, any of the covenants or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to this Agreement or the Shareholder Letter Agreement shall be against such Holder's pro rata share of the Merger Shares, Option Shares and Warrant Shares held in escrow pursuant to the Escrow Agreement. Notwithstanding anything herein to the contrary, the Holders shall have no liability for indemnification pursuant to this Article XI until the aggregate Losses to the Parent and the Company exceed $100,000, at which point each Holder shall be liable only for his or its pro rata share of the amount of such Losses in excess of $100,000.

      11.6     No Contribution.  Each Holder hereby waives, and acknowledges and
               ---------------
agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or the Company in connection with any indemnification obligation or any other liability which such Holder may become subject under or in connection with this Agreement or the Escrow Agreement.

                                  ARTICLE XII

                              REGISTRATION RIGHTS

      12.1     Registration Rights.  (a) Parent shall file with the SEC a
               -------------------
registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering of the shares of Parent Common Stock issuable to or on behalf of Holders under Section 2.2(a) (other than the shares of Parent Common Stock which are subject to restrictions on transfer under the Employment Agreements referred to in Section 8.5(i)) and the shares of Parent Common Stock issuable upon exercise of the Warrants within twenty (20) business days after the Closing Date (provided that Parent shall not be required to register shares on behalf of any Holder who has not timely performed its or his obligations hereunder, or under the Shareholder Letter Agreement or Letter of Transmittal, in which case Parent shall be permitted to delay the registration of the shares held by such Holder until five business days after the Holder has complied with such obligations) and shall use commercially reasonable efforts to cause such registration statement to become and remain effective for the period ending on the first to occur of (x) the date the resale of all shares registered thereunder is complete or (y) the first anniversary of the effective date of such registration statement. If for any reason Parent is not eligible to file such registration statement on Form S-3 (or any successor form to Form S-3), Parent shall effect such registration using such form as Parent is then eligible to use.

          (b) In the case of any registration pursuant to this Section 12.1, Parent shall keep each person whose securities are to be registered thereunder (a "Selling Stockholder") advised of the initiation and completion of such registration. At its expense, except as provided in Section 12.1(b)(iv) below, Parent will promptly:

              (i) Prepare and file with the SEC the registration statement described in Section 12.1(a) above and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

              (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectuses used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

              (iii) Furnish to the Selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities covered by such registration statement;

              (iv) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

              (v) Notify each Selling Stockholder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

              (vi) Cause all such shares of Parent Common Stock to be listed on each securities exchange or market system on which similar securities issued by the Parent are then listed; and

              (vii) Provide a transfer agent and registrar for all such shares of Parent Common Stock not later than the effective dates of such registration statements.

            (c) Each Selling Stockholder and the Company shall provide Parent with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and filed by Parent and all other obligations of Parent under this Section 12.1. Parent's obligations under this Section 12.1 are conditioned in all respects on the provision of all necessary and reasonable assistance to Parent by each Selling Stockholder.

            (d) Parent shall pay the expenses incurred by it in complying with its obligations under this Article XII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Parent, and fees and expenses of accountants for Parent.

            (e) Parent shall have the right, upon the advice of the Board of Directors of Parent (the "Board"), upon giving written notice to each Selling Stockholder of the exercise of such right, to require such Selling Stockholder not to sell any shares pursuant to the registration statement filed pursuant to
Section 12.1(a) for a reasonable period (as determined in good faith by the Board) from the date on which such notice is given (a "black-out period"), if
(i)(A) Parent is engaged in or proposes to engage within ten days in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divesture, tender offer, financing or other transaction, or there is an event or state of facts relating to Parent, in each case which is material to Parent (as reasonably determined by the Board) ( any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board, be adverse to the interests of Parent, or (ii) the Board, in its reasonable judgment, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, each Selling Stockholder agrees not to sell any Registrable Shares under such registration statement for such period of time as the Board, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than thirty (30) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than ninety (90) calendar days. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under Section 12.4(a) shall be extended for a period equal to the black-out period.

      12.2  Indemnification.  (a) Parent agrees to indemnify and hold harmless,
            ---------------
to the extent permitted by law, each holder of Parent Common Stock with rights under this Section 12, against all damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such holder with a sufficient number of copies of the same.

            (b) In connection with any registration statement in which a holder of Parent Common Stock with rights under this Section 12 is participating, each such holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Parent Common Stock with rights under this Section 12, pursuant to such registration statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the Merger.

      12.3  Current Public Information.  Until the earlier of the second
            --------------------------
anniversary of the Closing Date or the date all shares of Parent Common Stock subject to this Section 12 have been sold, Parent will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder or holders of Parent Common Stock with rights under Section 12.1 may reasonably request, all to the extent required to enable such holders to sell their shares pursuant to Rule 144 under the Securities Act and pursuant to Form S-3 or similar registration form hereunder adopted by the SEC. Upon written request, Parent will deliver to such holders a written statement as to whether it has complied with such requirements.

      12.4     Termination of Registration Rights.  Notwithstanding the
               ----------------------------------
foregoing provisions of this Article XII, Parent's obligations pursuant to
Section 12.1 shall terminate upon (a) the first anniversary of the effective date of the registration statement filed under Section 12.1, or (b) if earlier, with respect to a given Holder, at the time such Holder may sell all of his or her shares of Parent Common Stock in compliance with Rule 144 in a single 90 day period under the Securities Act.

      12.5     Transferability of Registration Rights.  The rights under this
               --------------------------------------
Section 12 are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Selling Stockholder that is a partnership as part of a pro rata distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XII, and each transferee represents to Parent that it is an "accredited" investor as defined in Rule 501 promulgated under the Securities Act, or (d) with the written consent of Parent.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

      13.1     Amendment.  This Agreement may be amended by written agreement
               ---------
among the Company and the Parent prior to the Effective Time.

      13.2     Waiver of Compliance.  Except as otherwise provided in this
               --------------------
Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

      13.3     Notices.  All notices and other communications hereunder shall be
               -------
deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

          (a)  if to the Company or the Principal Shareholders, to:

               Tripod, Inc.
               160 Water Street
               Williamstown, MA  01267
               Attention:  Bo Peabody

               with copies to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attention:  John H. Chory, Esq.

          (b)  if to the Parent or Acquisition, to:

               Lycos, Inc.
               500 Old Connecticut Path
               Framingham, MA  01701
               Attention:  Chief Financial Officer

               with copies to:

               Hutchins, Wheeler & Dittmar
               101 Federal Street
               Boston, MA  02110
               Attention:  Michael J. Riccio, Jr., Esq.

          (c)  If to the Representative:

               Peter J. Barris
               c/o New Enterprise Associates
               11911 Freedom Drive
               One Fountain Square, Suite 580
               Reston, VA  20190

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

      13.4     Assignment.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

      13.5     No Third Party Beneficiaries.  Neither this Agreement or any
               ----------------------------
provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

      13.6     Public Announcements.  Promptly upon execution and delivery of
               --------------------
this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

      13.7     Brokers and Finders.  The Company and the Principal Shareholders
               -------------------
represent and warrant that, except for MS&Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of the Company. The Company has previously delivered to the Parent a complete and correct copy of the agreement dated August 12, 1997, between the Company and MS&Co., and such agreement is the only agreement between such parties. The Parent and Acquisition represent and warrant that, except for Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of the Parent. Except as otherwise contemplated herein, the Holders shall pay the fees and expenses of any broker, finder or investment banker engaged by the Company or any Holders.

      13.8     Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.9     Headings.  The article and section headings contained in this
               --------
Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

      13.10    Entire Agreement.  This Agreement, and the Schedules,
               ----------------
certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

      13.11    Governing Law.  The parties hereby agree that this Agreement, and
               -------------
the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Boston, Massachusetts and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.



                       *               *               *

  IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Shareholders named below have caused this Agreement to be duly executed and delivered as of the date first above written.


                                 LYCOS, INC.


                                 By: /s/  Edward M. Philip
                                     ----------------------------
                                     Name: Edward M. Philip
                                     Title: Chief Operating Officer


                                 POD ACQUISITION CORP.


                                 By: /s/  Edward M. Philip
                                     ----------------------------
                                     Name: Edward M. Philip
                                     Title: President


                                 TRIPOD, INC.


                                 By: /s/ Bo Peabody
                                     ----------------------------
                                     Name: Bo Peabody
                                     Title: President


                                 PRINCIPAL SHAREHOLDERS:


                                 /s/ Bo Peabody
                                 --------------------------------
                                 Bo Peabody


                                 /s/ Richard Sabot
                                 --------------------------------
                                 Richard Sabot